CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the use in the Prospectus constituting part of this Post-Effective Amendment No. 19 to the registration statement on Form S-6 (the "Registration Statement") of our report dated February 25, 1997, relating to the financial statements of The Guardian Separate Account B and our report dated February 11, 1997, relating to the financial statements of The Guardian Insurance & Annuity Company, Inc. which appear in such Registration Statement.


PRICE WATERHOUSE LLP

New York, NY


April 25, 1997